STOCK PURCHASE AGREEMENT

between

CORNING NATURAL GAS CORPORATION,

AND

MIRABITO REGULATED INDUSTRIES, LLC

Dated as of December 31, 2021

This STOCK PURCHASE AGREEMENT (this "Agreement"), is dated as of December 31, 2021 (“Effective Date”) by and between CORNING NATURAL GAS CORPORATION, a New York corporation with an address at 330 West William Street, , Corning, New York ("Seller") and MIRABITO REGULATED INDUSTRIES, LLC a New York limited liability company, with an address at 49 Court Street, The Metrocenter, Binghamton, New York (the "Purchaser").

WHEREAS, Seller and Purchaser each own fifty (50) shares of the issued and outstanding shares of the common stock of LEATHERSTOCKING GAS COMPANY OF NEW YORK, INC., a New York corporation with an address of 49 Court Street, The Metrocenter, Binghamton, New York (the “Company”), which constitute all of the outstanding shares of the capital stock of the Company (all such outstanding common stock of the Company being hereinafter referred to collectively as the "Stock"); and

WHEREAS, Seller desires to sell its fifty (50) shares of the Stock (“Shares”) to Purchaser, and Purchaser desires to purchase all of the Shares from Seller, upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

SECTION 1.1       Sale of Shares.       Seller shall sell to Purchaser all of the Shares and Purchaser shall purchase from Seller all of the Shares for the aggregate purchase price specified in Section 1.2.

SECTION 1.2       Purchase Price.       The aggregate price for all the Shares (the "Purchase Price") shall be One Hundred Thousand Dollars ($100,000.00). Purchaser shall also reimburse Seller $2,822 for the Purchaser’s share of accounts payable. The Purchase Price shall be paid at Closing on the Effective Date.

SECTION 1.3       Delivery of the Shares.       Seller shall deliver to Purchaser certificates representing the purchased Shares, each duly endorsed in the name of Purchaser or accompanied by a duly executed stock power, all in good form for transfer of good, legal and marketable title to the Shares to Purchaser, free and clear of all liens, claims, options, encumbrances or restrictions whatsoever.

SECTION 1.4       Closing.       The closing of the purchase and sale of the Shares (“Closing”)) shall take place via mail and electronic transfer of the Purchase Price on or about the Effective Date, or at such other location and on such other date as the parties may mutually agree. The date on which each Closing shall occur is sometimes referred to herein as the "Closing Date".

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser, knowing and intending that Purchaser is relying hereon in entering into the transactions contemplated hereby, as follows:

SECTION 2.1       Authority Relative to Agreement.       The Seller has all requisite power and authority and legal capacity, to enter into and to perform its obligations hereunder. The execution and delivery of this Agreement by the Seller and the consummation by the Seller of the transactions contemplated hereby have been duly authorized by the Board of Directors of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement and transactions contemplated hereby.

SECTION 2.2       Seller's Title to Stock.       The Shares have been duly and validly issued to Seller.

SECTION 2.3       Organization, Standing and Qualification.       The Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York and has the corporate power and lawful authority to own and hold its properties and conduct its business as now owned, held and conducted.

SECTION 2.4       Ownership.       The Shares are owned by Seller free and clear of all liens, claims, options, encumbrances or restrictions whatsoever. Seller has the full legal right and power and all authorizations and approvals required by law or otherwise to sell, transfer and deliver the Shares hereunder and to make the representations, warranties and agreements set forth in this Agreement.

SECTION 2.5       Execution and Performance of Agreement; Validity and Binding Nature. The execution and delivery of this Agreement, and the performance by the Seller of the terns of this Agreement and the transactions contemplated hereby, will not result in a breach of any of the terms of, or constitute a violation of or default under, the Certificate of Incorporation or By-Laws of the Seller or any statute or contract, indenture or other instrument by which the Seller or any of its properties are bound, and no approval, authorization or order of any court or governmental authority is required in connection with the execution and delivery of the Agreement by the Seller and the performance by the Seller of the terms of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller. This Agreement is, and the documents and agreements executed and delivered by Seller pursuant to the terms hereof, when duly executed and delivered by all parties whose execution and delivery thereof is required, will be legal, valid, and binding obligations of the Seller, enforceable against the Seller in accordance with its respective terms, except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by general principles of equity.

SECTION 2.6       Taxes. The Company has properly completed and filed all federal, state, county, municipal and other tax returns, reports and declarations which are required to be filed by it and has paid all taxes, penalties and interest which have become due pursuant thereto or which became due pursuant to asserted deficiencies or assessments.

SECTION 2.7       Litigation. There is no litigation, investigation or proceeding pending or, to the knowledge of Seller, contemplated against the Seller or, to the knowledge of Seller, the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller, knowing and intending that Seller is relying thereon in entering into the transactions contemplated hereby, as follows:

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SECTION 3.1       Authority Relative to Agreement. Purchaser has all requisite power and authority to enter into this Agreement and to perform her obligations hereunder. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, receivership, moratorium, conservatorship, reorganization or other laws of general application affecting the rights of creditors generally or by principles of equity.

SECTION 3.2       Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not result (with the giving of notice or the lapse of time or both) in any violation of or default or loss of a benefit under, or permit the acceleration of any obligation under, any mortgage, indenture, lease, agreement, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser.

ARTICLE IV

COVENANTS AND OTHER AGREEMENTS

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SECTION 4.1       Conduct of Business. From the date hereof through each Closing, except as otherwise consented to by Purchaser in writing or as specifically contemplated by this Agreement, Seller shall cause the Company to, and the Company shall: (i) carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as conducted heretofore, (ii) keep in full force and effect insurance now carried by it, (iii) perform in all material respects all of its obligations under agreements, contracts and instruments binding upon it, (iv) maintain its books of account and records in the usual, regular and ordinary manner, (v) comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to it and to the conduct of its business and keep in full force and effect all licenses, permits and approvals necessary for the conduct of its business as presently conducted, (vi) not merge or consolidate with, or agree to merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any business or any corporation, partnership, association or other business organization or division thereof, and (vii) promptly advise Purchaser in writing of any materially adverse change in its financial condition, operations, business, properties or prospects.

SECTION 4.2       Undertaking to Use Best Efforts. From the date hereof to the, date of each Closing, Seller agrees to use its best efforts to cause fulfillment of the conditions precedent set forth in Article V hereof.

SECTION 4.3       Indemnification. Seller shall be liable to, and shall indemnify, protect, defend and hold harmless Purchaser against any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by Purchaser (collectively, "Damages"), resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by the Seller in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of the Seller pursuant hereto or in connection herewith or any act or omission of Seller prior to the initial Closing Date (such breaches or failures being hereinafter referred to individually as an "Indemnifiable Breach" and collectively as "Indemnifiable Breaches").

(1)       Purchaser shall be liable to, and shall indemnify, protect, defend and hold harmless Seller and its respective successors against, any and all claims, damages, liabilities and expenses (including reasonable attorneys' fees) sustained by Seller, resulting from or in connection with the breach of any representation, warranty, covenant or other agreement made by Purchaser in or pursuant to this Agreement or any other agreement or instrument executed and delivered by or on behalf of Purchaser pursuant hereto or in connection herewith.

(2)       Notwithstanding anything herein to the contrary, any party hereto shall be entitled to seek specific performance of this Agreement.

(3)       In the event of an audit of a previously filed tax return by any taxing authority, each party shall be entitled to receive all notices and correspondence from any such agency and shall be entitled to be fully involved in any decision making or management of the audit. Seller and Purchaser shall cooperate fully with one another in the event of any audit or examination of a previously filed return and shall each, promptly and without charge, deliver to the party being examined, or their designee, all papers, records, powers of attorney, documents, authorizations, and information as may be needed in connection with the audit or examination. No settlement shall be made or entered with any taxing authority without the mutual consent and agreement of both parties.

SECTION 4.4       Purchaser, on the one hand, and the Company and Seller, on the other, shall hold, and shall use their respective best efforts to cause their respective consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other parties furnished to such party in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (a) previously known on a nonconfidential basis by such party; (b) in the public domain through no fault of such party; or (c) later lawfully acquired by such party from sources other than the other parties; provided that each party may disclose such information to its accountants, lenders and attorneys or as required by any governmental agency or court.

ARTICLE V

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

All obligations of Purchaser under this Agreement shall be subject to the fulfillment of each of the following conditions, except to the extent any such conditions are expressly waived in writing by Purchaser at or prior to each Closing

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SECTION 5.1       Accuracy of Representations and Warranties. All of the representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects as if made at and as of the Closing.

SECTION 5.2       Covenants Performed. Prior to or at the Closing, the Company and Seller shall each have performed or complied with all covenants and agreements required of each under this Agreement.

SECTION 5.3       Certificates Delivered. Purchaser shall have received the certificate representing the Shares, each duly endorsed in the name of Purchaser or accompanied by a duly executed stock power, all in good form for transfer of good, legal and merchantable title to the Shares to Purchaser, free and clear of all liens, claims, options, encumbrances or restrictions whatsoever.

SECTION 5.4       Additional Documentation. Purchaser shall have received (i) a good standing certificate of Seller from the Secretary of State of State of New York.

ARTICLE VI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

All obligations of Seller under this Agreement shall be subject to the fulfillment of each of the following conditions, except to the extent any such conditions are expressly waived in writing by Seller at or prior to the Closing.

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SECTION 6.1       Accuracy of Representations and Warranties. All of the representations and warranties made by Purchaser shall be true in all material respects as of the Closing.

SECTION 6.2       Covenants Performed. Prior to or at the Closing, Purchaser shall have performed or complied with all covenants and agreements required of it under this Agreement.

ARTICLE VII

ADDITIONAL AGREEMENTS AND PROVISIONS

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SECTION 7.1       Reliance Upon Representations, Warranties and Agreements. The Seller acknowledges and agrees that, notwithstanding any right of Purchaser to fully investigate the affairs of the Company, and notwithstanding the existence of any facts determinable pursuant to such right of investigation, Purchaser has the right to rely fully upon the representations, warranties and agreements of the Seller contained in this Agreement and on the accuracy of any document, certificate, schedule or exhibit given or delivered pursuant to the terms of this Agreement.

SECTION 7.2       Survival of Certain Representations, and Warranties. The representations and warranties of Seller in this Agreement and in any instrument delivered pursuant hereto shall survive the last Closing Date for a period of one (1) year.

SECTION 7.3       Fees and Expenses. Purchaser, on the one hand, and the Seller, on the other hand, hereby agree that each party shall be responsible for its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

SECTION 7.4       Execution in Counterparts. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 7.5       Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand, mailed by national overnight courier service or mailed by registered or certified mail, postage prepaid, as follows:

If to Purchaser, to:

Mirabito Regulated Industries, LLC

49 Court Street, The Metrocenter

Binghamton, New York 13901

Attn: President

If to the Seller, to:

Corning Natural Gas Holdings Corporation

330 West William Street

Corning, New York

Attn: Michael German, Chief Executive Officer

or such other address or addresses as any party hereto shall have designated by notice in writing to the other parties hereto.

SECTION 7.6       Waivers. The Seller, on the one hand, and Purchaser, on the other hand, may, by written notice to the other, (a) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement; or (c) waive compliance with any of the covenants and agreements of the other contained in this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

SECTION 7.7       Entire Agreement. This Agreement and the respective Schedules and the agreements and documents executed at each Closing in connection herewith and therewith constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No representation, warranty, promise, inducement or statement of intention has been made by any party that is not embodied in this Agreement or such other documents, and none of the parties shall be bound by, or be liable for, any alleged representation, warranty, promise, inducement or statement of intention not embodies herein or therein.

SECTION 7.8       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of laws.

SECTION 7.9       Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 7.10       Assignability. Neither this Agreement nor any of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

SECTION 7.11       Amendments. This Agreement may not be modified, amended or supplemented at any time except by an instrument in writing, signed by the parties hereto.

SECTION 7.12       Post-Closing Access. For a period of one (1) year after the Closing Date, Purchaser shall, upon reasonable notice, afford Seller (or his agents) reasonable access to the books, records and employees of the Company (including the opportunity to make copies of such books and records), during normal business hours. Purchaser shall retain all books and records of the Company pertaining to the period prior to the initial Closing Date for not less than one (1) year after the last Closing Date.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed and delivered this Stock Purchase Agreement as of the day and year first above written.

SELLER:

CORNING NATURAL GAS HOLDINGS CORPORATION

By:	/s/ Michael German
Michael German
President

PURCHASER

MIRABITO REGULATED INDUSTRIES, LLC

By:	/s/ Joseph P. Mirabito
Joseph P. Mirabito
President